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                                   Exhibit 5.1

                         [Opinion of Shipman & Goodwin]


                                                     November 12, 2003


Ambient Corporation
79 Chapel Street
Newton, Massachusetts 02458

       Re: Registration Statement on Form SB-2, No. 333-110112

       We have acted as special counsel to Ambient Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 169,708,256 shares of the Company's Common Stock, par value $.001 (the "Common Stock"), for offer and sale by certain stockholders of the Company (the "Selling Stockholders"). The registered shares consist of:

       (i)    97,754,998 shares (the "Debenture Shares"), representing 150% of
              (a) up to 38,791,666 shares issuable upon conversion of $4,655,000 aggregate principal amount of the Company's three year 6% Convertible Debentures (the "Debentures"), at an initial conversion price of $0.12 per share, plus (b) up to 6,982,500 shares issuable upon conversion of the Debentures on account of interest accrued thereon through the maturity date thereof, plus
              (c) up to 19,395,833 shares issuable upon exercise of warrants (the "Warrants") issuable in connection with the Debentures to the holders thereof;

       (ii) 48,337,117 shares (the "Other Selling Stockholder Shares") held by certain Selling Stockholders who do not hold Debentures; and

       (iii) 23,616,141 shares (the "Other Warrant Shares") issuable upon the exercise of certain warrants and options other than the Warrants (collectively the "Other Warrants").

       This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act, in connection with the filing of the Registration Statement on Form SB-2 (No. 333 - 110112) as filed with the Securities and Exchange Commission (the "Commission") on October 30, 2003, and Amendment No. 1 thereto as filed with the Commission on November 12, 2003 (such Registration Statement, as so amended, hereinafter referred to as the "Registration Statement"), and for no other purpose.

       As special counsel to the Company, we have examined the Registration Statement and such other documents as we have deemed necessary or appropriate in order to express the opinion set forth below. In connection with our opinion hereinafter given, we have examined and relied upon originals, or copies, certified or otherwise, identified to our satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives, and such other documents as we have deemed relevant and necessary as a basis for such opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies.

       We are attorneys admitted to practice in the State of Connecticut and we express no

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opinion with regard to any matter which may be governed by any law other than the federal law of the United States of America, the laws of the State of Connecticut and, to the extent necessary to render this opinion, the General Corporation Law of the State of Delaware.

       Based on the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

       1. Upon conversion of the Debentures and exercise of the Warrants, and upon exercise of the Other Warrants, in each case in accordance with their respective terms, the Debenture Shares and Other Warrant Shares shall be duly authorized, legally issued, fully paid and non-assessable.

       2. The Other Selling Stockholder Shares are duly authorized, legally issued, fully paid and non-assessable.

       We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.


                                                     Very truly yours,

                                                     /s/ Shipman & Goodwin

                                                     Shipman & Goodwin, LLP